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                                                                      Exhibit 11
                                                                      ----------
                                BROOKSTONE, INC.

            COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS (LOSS)
            --------------------------------------------------------
                                PER COMMON SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                     -------------------------------------
                                  (Unaudited)
                                  -----------
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
                                                      Thirteen Weeks Ended                Thirty-Nine Weeks Ended
                                             -----------------------------------    ------------------------------------
                                             November 2, 1996   October 28, 1995    November 2, 1996    October 28, 1995
                                             ----------------   ----------------    ----------------    ----------------

Net loss                                           $(3,281)           $(2,275)           $(7,474)           $(6,593)
                                                   =======            =======            =======            =======
Weighted average number of common
 shares outstanding                                  7,681              7,603              7,681              7,603

Adjustments to weighted average common
 shares outstanding:
Common stock issued upon exercise of options            80                 75                 53                 53
                                                   -------            -------            -------            -------
Weighted average number of common
 shares as adjusted                                  7,761              7,678              7,734              7,656
                                                   =======            =======            =======            =======
Net loss primary and fully diluted
 earnings per share                                $ (0.42)           $ (0.30)           $ (0.97)           $ (0.86)
                                                   =======            =======            =======            =======

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